                                                                  EXHIBIT 3.8(a)

                           ARTICLES OF INCORPORATION

                                       OF

                           BIGGS MANUFACTURING, INC.


                                   ARTICLE I

         The name of the Corporation shall be Biggs Manufacturing, Inc.

                                  ARTICLE II

         The purpose for which the Corporation was organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

                                  ARTICLE III

         The initial business which the Corporation intends to conduct in the State of Arizona is to manufacture exhaust products.

                                  ARTICLE IV

         The Corporation is hereby authorized to issue 100 shares of voting common stock without par value.

                                   ARTICLE V

         No Director of the Corporation shall be personally liable for money damages in any action brought by or in the right of the Corporation for breach of the Directors duties to the Corporation and its Shareholders, set forth in
Section 309, excepting therefrom any liability of the Director for actual omissions that involve intentional misconduct or a knowing or culpable violation of any corporate law, for acts or omissions that a Director believes to be contrary to the best interest of the Corporation or its Shareholders with the or involve the absence of good faith on the part of the Director, for any transaction from which a Director derived an improper personal benefit, for acts or omission that show a reckless disregard for the Directors duty to the Corporation or its Shareholders in circumstances in which the Director was aware, or should have been aware, in the ordinary course in performing a Directors duties, of a risk of serious injury to the Corporation or its Shareholders, for acts or omissions that constitute an unexcused pattern or an inattention that amounts to an abdication of the Directors duty to the Corporation or its Shareholders, under Section 310, or under Section 316.

                                  ARTICLE VI


         The initial Directors of the Corporation shall be:

                     Gary L. Biggs
                     2605 W. First Street
                     Tempe, AZ 85281

                     Jane Gretchen Biggs
                     2605 W. First Street
                     Tempe, AZ 85281

The number of persons to serve on the Board shall be set by the By-laws.

                                  ARTICLE VII

         Incorporators of the Corporation are:

                     Gary L. Biggs
                     2605 W. First Street
                     Tempe, AZ 85281

                     Robert A. Cassalia
                     2605 W. First Street
                     Tempe, AZ 85281

         All powers, duties and responsibilities of the incorporators shall cease at the time of filing of these Articles of Incorporation with the Arizona Corporation Commission.

                                 ARTICLE VIII

         The initial Statutory Agent for the Corporation shall be:

                     Gary L. Biggs
                     2605 W. First Street
                     Tempe, AZ 85281

         Dated this 6th day of January, 1994.


                                     /s/ Gary L. Biggs
                                     ---------------------------------------
                                     Gary L. Biggs


                                     /s/ Robert A. Cassalia
                                     ---------------------------------------
                                     Robert A. Cassalia


         I consent to act as Statutory Agent for the Biggs Manufacturing, Inc.


                                     /s/ Gary L. Biggs
                                     ---------------------------------------
                                     Gary L. Biggs



                                      -3-